Exhibit 8.2

[Boult, Cummings, Conners & Berry PLC]

April 22, 2008

Caterpillar Financial Funding Corporation
4040 South Eastern Avenue, Suite 344
Las Vegas, Nevada 89119

We have acted as special Tennessee tax counsel to Caterpillar Financial Funding Corporation (the “Registrant”) and advised the Registrant with respect to certain Tennessee state tax aspects of the issuance by the Caterpillar Financial Asset Trust 2008-A of the notes described in the Preliminary Prospectus Supplement dated April 22, 2008 (the "Prospectus Supplement") and the Prospectus dated April 22, 2008 (the "Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus") relating to such series of notes (the "Notes").  The Notes will be issued pursuant to an Indenture, dated as of April 1, 2008 (the “Indenture”) as more particularly described in the Prospectus.  The Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-145491) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on August 16, 2007  and declared effective on August 24, 2007 (the “Registration Statement”).  Such advice conforms to the descriptions of certain Tennessee tax consequences to holders of the Notes that appear under the heading “Certain State Tax Considerations” in the Base Prospectus and under the heading “Summary of the Notes and the Transaction Structure – Tax Status” in the Prospectus Supplement. Such descriptions do not purport to discuss all possible Tennessee tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the descriptions are accurate in all material respects. To the extent that such descriptions explicitly state our opinion, we hereby confirm and adopt such opinion herein. There can be no assurance, however, that contrary positions will not be taken by the Tennessee Department of Revenue or that the law will not change.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the tax laws of the State of Tennessee.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein.  In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                                                                        Sincerely,

                                                                                        /s/ BCCB

                                                                                        BOULT, CUMMINGS, CONNERS & BERRY, PLC